UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): January 7, 2019

Systemax Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13792	11-3262067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Harbor Park Drive, Port Washington, New York		11050
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (516) 608-7000

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company          ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)     Effective January 7, 2019, Mr. Barry Litwin, a member of our Board of Directors, became the Chief Executive Officer of Systemax Inc. (the "Company") and accordingly no longer meets the standards for independence required by the New York Stock Exchange ("NYSE") and Securities and Exchange Commission ("SEC") rules. Mr. Litwin has resigned his membership on our Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee, but remains a member of the Board.

Effective January 7, 2019, the Company’s Board of Directors elected Mr. Paul Pearlman to serve as an independent member of the Board of Directors, and he has been appointed as a member of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee, for a term ending at the Annual Meeting of Stockholders to be held in 2019 and until his successor is appointed and qualified (or until his earlier death, disqualification, resignation or removal), at which time it is expected he will stand for election with the other members of the Board.

The Board of Directors has affirmatively determined that Mr. Pearlman qualifies as an independent director under the categorical standards of the corporate governance rules of the NYSE and the SEC (including the enhanced independence rules for audit committee members) and as defined under applicable regulations.

Mr. Pearlman is the managing partner of Kramer Levin Naftalis & Frankel LLP, a New York City headquartered international law firm, and has served in that position since August 2000. Mr. Pearlman is a 1978 cum laude graduate of St. John’s University School of Law and a 1975 graduate of George Washington University.

There are no family relationships existing between Mr. Pearlman and any director or executive officer of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Mr. Pearlman or any member of his immediate families had or will have any interest, that are required to be disclosed by Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Mr. Pearlman and any other persons pursuant to which Mr. Pearlman was selected as a director.

Mr. Pearlman will be compensated in accordance with the Company’s standard compensation policies and practices for the Board, the components of which were disclosed in the Company’s Proxy Statement for its 2018 Annual Meeting of Stockholders dated April 20, 2018 and which information is incorporated herein by reference. Except as set forth above, there is no other material Company plan, contract or arrangement in which Mr. Pearlman will participate in connection with his appointment.

Item 8.01 Other Events

The information in this Current Report on Form 8-K shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC. By: /s/ Eric Lerner Name: Eric Lerner Title: Senior Vice President

Dated: January 9, 2019